Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-275370) and Form S-8 (Nos. 333-285231, 333-261126, 333-254162, 333-251194, 333-237384, 333-234309, 333-263196, 333-270105 and 333-277467) of The Baldwin Insurance Group, Inc. of our report dated December 15, 2025 relating to the financial statements of Cobbs Allen Capital Holdings, LLC and Subsidiaries, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
January 2, 2026